Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Retail Value Inc. of our report dated March 29, 2018 relating to the financial statements and financial statement schedules, which appears in Retail Value Inc.’s Amendment No. 1 on Form 10 (No. 001-38517).

/s/ PricewaterhouseCoopers LLP

Cleveland, OH

June 28, 2018